UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2006
Health Benefits Direct Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5 Radnor Corporate Center
Suite 555
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(610) 971-6197
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan
Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan Form of Nonqualified Stock Option Grant

Item 1.01 Entry into a Material Definitive Agreement.
Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan
     On April 27, 2006, the Board of Directors (the “Board”) of Health Benefits Direct Corporation (the “Company”) adopted the Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan (the “Plan”), subject to stockholder approval at the Company’s next annual meeting of stockholders.
     The purpose of the Plan is to attract, retain and motivate the employees, non-employee members of the Board and consultants of the Company and its subsidiaries and to focus their efforts on the long-term enhancement of stockholder value.
     The Health Benefits Direct Corporation 2005 Incentive Stock Plan (“2005 Stock Plan”), the Health Benefits Direct Corporation 2005 Non-Employee Directors Stock Option Plan (the “2005 Directors Plan”) and the Health Benefits Direct Corporation Compensation Plan for Directors (the “Directors Compensation Plan”) (the 2005 Stock Plan, 2005 Directors Plan and Directors Compensation Plan, collectively, the “Prior Plans”) will be merged with and into this Plan as of the effective date of the Plan, and no additional grants will be made thereafter under the Prior Plans. Outstanding grants under the Prior Plans will continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Board determines, consistent with the Prior Plans, as applicable), and the shares with respect to outstanding grants under the Prior Plans will be issued or transferred under this Plan.
     If approved by the stockholders, the effective date of the Plan will be April 27, 2006.
     Key terms of the Plan are as follows:
     Administration. The Plan is administered and interpreted by the Board. The Board has the authority to: (i) determine the individuals to whom grants will be made under the Plan; (ii) determine the type, size and terms of the grants; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant, subject to the limitations described below; and (v) deal with any other matters arising under the Plan. The determinations of the Board are made in its sole discretion and are final, binding and conclusive.
     Eligibility. All of the employees of the Company and its subsidiaries, and advisors and consultants of the Company and its subsidiaries, are eligible for grants under the Plan. Non-employee directors of the Company are also eligible to receive grants under the Plan.
     Types of Awards. The Plan provides that grants may be in any of the following forms: (i) incentive stock options; (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”); (iii) stock appreciation rights (“SARs”); (iv) stock units; (v) stock awards; (vi) dividend equivalents; and (vii) other stock-based awards.
     Shares Subject to the Plan. The Plan authorizes up to 6,000,000 shares of Common Stock, $0.001 par value per share, of the Company (“Common Stock”) for issuance, subject to adjustment in certain circumstances. The maximum number of authorized shares includes shares to be issued or transferred pursuant to outstanding grants under the Prior Plans that are to be merged into this Plan as of the effective date of the Plan. The Plan provides that the maximum aggregate number of shares of Common Stock that may be made with respect to grants, other than dividend equivalents, to any individual during any calendar year is 1,000,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the Plan in excess of

$1,000,000.
     These limits may be adjusted by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution.
     Change of Control. If a change of control of the Company occurs, unless the Board determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, all outstanding stock units will become payable in cash or shares of Common Stock in an amount not less than their target amount (as determined by the Board), and dividend equivalents and other-stock based awards will become fully payable in cash or shares of Common Stock (in amounts determined by the Board).
     Upon a change of control, the Board may also take any of the following actions with respect to outstanding grants, without the consent of the grantee: (i) require that grantees surrender their outstanding options and SARs in exchange for payment by the Company, in cash or shares of Common Stock as determined by the Board, in an amount equal to the amount by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable; (ii) after giving grantees the opportunity to exercise their outstanding options and SARs, the Board may terminate any or all unexercised options and SARs at such time as the Board determines appropriate; and (iii) determine that outstanding options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).
     Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the Plan after April 27, 2016.
     The foregoing summary of the Plan is qualified by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
Grants under the Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan
     On April 27, 2006, the Board approved the grant of stock options to each of L.J. Rowell, C. James Jensen and Sanford Rich, who are all non-employee members of the Board (the “Director Options”). Messrs Rowell, Jensen and Rich each received nonqualified options to purchase 200,000 shares of Common Stock with a term of ten years at an exercise price of $3.60 per share. Forty percent (40%) of the Director Options will be exercisable on the date of grant; thirty percent (30%) on the first anniversary of the date of grant; and the remaining thirty percent (30%) in 12 equal increments at the end of each calendar month thereafter.
     The Director Options are subject to stockholder approval. The Director Options will be null and void and cancelled if stockholder approval is not obtained at the Company’s next annual meeting of stockholders.

     The description of the Director Options is qualified by reference to the full text of the stock option agreement for each director, substantially in the form attached as Exhibit 10.2 to this Form 8-K and incorporated by reference herein.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation of Director
     On April 27, 2006, Leon Brauser, a member of the Board, resigned from his position as a director of the Company. The Company accepted Mr. Brauser’s resignation, which was effective as of April 27, 2006. Mr. Brauser’s decision to resign was not the result of any disagreement with the Company.
Appointment of New Directors
     On April 27, 2006, the Board voted to increase the size of the Board from seven to nine members and appointed C. James Jensen, Sanford Rich and L.J. Rowell to serve as directors, effective as of April 27, 2006, to fill the vacancies created by such increase and by Mr. Brauser’s departure.
     Mr. Jensen is the co-founder and managing partner of Mara Gateway Associates, L. P., a privately owned real estate investment company that owns real estate properties in the western United States and Hawaii. Additionally, Mr. Jensen is the co-managing partner of Stronghurst, LLC, which provides advisory and financial services to emerging growth companies. Mr. Jensen previously has served as Chairman and Chief Executive Officer of Thousand Trails, Inc., a national network and the industry leader of private campground resorts, as President of Grantree Furniture Rental Corporation, and as National Sales Manager of Australia and New Zealand, International Sales Manager and Senior Vice President and Chief Operating Officer of the Great Books Division of the Western World for Encyclopedia Britannica, Inc. Mr. Jensen also has served as President of J J Advisors, LLC, where he provided full service sales and marketing support to select luxury master-planned communities. Mr. Jensen is an active member of the World Presidents’ Organization and a past director of the Boys and Girls Club and the Leukemia Society of America.
     Mr. Rich is currently the Senior Vice President of Investments and Portfolio Manger at GEM Capital Management Inc., a specialist manager of High Yield and Convertible Securities portfolios for institutions, and has held this position since 1995. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980). Mr. Rich received a Bachelors of Science degree from Case Western Reserve University and a Masters degree in Business from the Stern School of Business at New York University.
     Mr. Rowell is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell currently serves on the boards of directors of the Southeast Pennsylvania Chapter of the American Red Cross, The PMA Group, the American College, The Foundation at Paoli, and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee since 1992. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as chairman of The American

Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign. Mr. Rowell received a Bachelor of Science degree in Hotel Administration from The Pennsylvania State University in 1955 and completed Harvard Business School’s Advanced Management Program in 1971.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

10.1	Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan

10.2	Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan Form of Nonqualified Stock Option Grant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 2, 2006

HEALTH BENEFITS DIRECT CORPORATION

By: Name:	ANTHONY VERDI Anthony Verdi
Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan

10.2	Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan Form of Nonqualified Stock Option Grant